March 20, 2026 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 1-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
$1,575,000
Callable Contingent Interest Notes Linked to the Lesser
Performing of the Nasdaq-100 Futures Excess ReturnTM
Index and the Russell 2000® Futures Excess Return Index
due March 25, 2031
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a Contingent Interest Payment with respect to each Review Date for which the closing level of each of the Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures Excess
Return Index, which we refer to as the Indices, is greater than or equal to 70.00% of its Initial Value, which we refer to as an Interest Barrier.
• The notes may be redeemed early, in whole but not in part, at our option on any of the Interest Payment Dates (other than the first, second, third and final Interest Payment Dates).
• The earliest date on which the notes may be redeemed early is March 25, 2027.
• Investors should be willing to accept the risk of losing a significant portion or all of their principal and the risk that no
Contingent Interest Payment may be made with respect to some or all Review Dates.
• Investors should also be willing to forgo fixed interest payments, in exchange for the opportunity to receive Contingent
Interest Payments.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Payments on the notes are not linked to a basket composed of the Indices. Payments on the notes are linked to the performance of each of the Indices individually, as described below.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes priced on March 20, 2026 and are expected to settle on or about March 25, 2026.
• CUSIP: 46660RFP4
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-6 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$2.50
$997.50
Total
$1,575,000
$3,937.50
$1,571,062.50
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $2.50 per $1,000 principal amount note it receives from us to other affiliated or unaffiliated dealers. See “Plan of
Distribution (Conflicts of Interest)” in the accompanying product supplement.
The estimated value of the notes, when the terms of the notes were set, was $981.30 per $1,000 principal amount note.
See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Indices: The Nasdaq-100 Futures Excess ReturnTM Index
(Bloomberg ticker: NDXNQER) and the Russell 2000® Futures
Excess Return Index (Bloomberg ticker: RTYFPE)
Contingent Interest Payments: If the notes have not been
previously redeemed early and the closing level of each Index on any Review Date is greater than or equal to its Interest
Barrier, you will receive on the applicable Interest Payment
Date for each $1,000 principal amount note a Contingent
Interest Payment equal to $33.125 (equivalent to a Contingent
Interest Rate of 13.25% per annum, payable at a rate of
3.3125% per quarter).
If the closing level of either Index on any Review Date is less than its Interest Barrier, no Contingent Interest Payment will be made with respect to that Review Date.
Contingent Interest Rate: 13.25% per annum, payable at a
rate of 3.3125% per quarter
Interest Barrier: With respect to each Index, 70.00% of its
Initial Value, which is 445.07232 for the Nasdaq-100 Futures
Excess ReturnTM Index and 230.482 for the Russell 2000®
Futures Excess Return Index
Trigger Value: With respect to each Index, 60.00% of its Initial
Value, which is 381.49056 for the Nasdaq-100 Futures Excess
ReturnTM Index and 197.556 for the Russell 2000® Futures
Excess Return Index
Pricing Date: March 20, 2026
Original Issue Date (Settlement Date): On or about March 25,
2026
Review Dates*: June 22, 2026, September 21, 2026,
December 21, 2026, March 22, 2027, June 21, 2027,
September 20, 2027, December 20, 2027, March 20, 2028,
June 20, 2028, September 20, 2028, December 20, 2028,
March 20, 2029, June 20, 2029, September 20, 2029,
December 20, 2029, March 20, 2030, June 20, 2030,
September 20, 2030, December 20, 2030 and March 20, 2031
(final Review Date)
Interest Payment Dates*: June 25, 2026, September 24, 2026,
December 24, 2026, March 25, 2027, June 24, 2027,
September 23, 2027, December 23, 2027, March 23, 2028,
June 23, 2028, September 25, 2028, December 26, 2028,
March 23, 2029, June 25, 2029, September 25, 2029,
December 26, 2029, March 25, 2030, June 25, 2030,
September 25, 2030, December 26, 2030 and the Maturity Date
Maturity Date*: March 25, 2031
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings”
and “General Terms of Notes — Postponement of a Payment Date”
in the accompanying product supplement
Early Redemption:
We, at our election, may redeem the notes early, in whole but not in part, on any of the Interest Payment Dates (other than the first, second, third and final Interest Payment Dates) at a price, for each $1,000 principal amount note, equal to (a) $1,000 plus
(b) the Contingent Interest Payment, if any, applicable to the immediately preceding Review Date. If we intend to redeem
your notes early, we will deliver notice to The Depository Trust
Company, or DTC, at least three business days before the
applicable Interest Payment Date on which the notes are
redeemed early.
Payment at Maturity:
If the notes have not been redeemed early and the Final Value of each Index is greater than or equal to its Trigger Value, you will receive a cash payment at maturity, for each $1,000
principal amount note, equal to (a) $1,000 plus (b) the
Contingent Interest Payment, if any, applicable to the final
Review Date.
If the notes have not been redeemed early and the Final Value of either Index is less than its Trigger Value, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Lesser Performing Index Return)
If the notes have not been redeemed early and the Final Value of either Index is less than its Trigger Value, you will lose more than 40.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
Lesser Performing Index: The Index with the Lesser
Performing Index Return
Lesser Performing Index Return: The lower of the Index
Returns of the Indices
Index Return:
With respect to each Index,
(Final Value – Initial Value)
Initial Value
Initial Value: With respect to each Index, the closing level of that Index on the Pricing Date, which was 635.8176 for the
Nasdaq-100 Futures Excess ReturnTM Index and 329.26 for the
Russell 2000® Futures Excess Return Index
Final Value: With respect to each Index, the closing level of that Index on the final Review Date

PS-2 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
Supplemental Terms of the Notes
The notes are not futures contracts or swaps and are not regulated under the Commodity Exchange Act, as amended (the
“Commodity Exchange Act”). The notes are offered pursuant to an exemption from regulation under the Commodity Exchange Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.
For purposes of the accompanying product supplement, each Index will be deemed to be an Equity Index, except as provided below, and any references in the accompanying product supplement to the securities included in an Equity Index (or similar references) should be read to refer to the securities included in the Nasdaq-100® Index or the Russell 2000® Index, as applicable, which are the reference indices for the futures contracts included in the Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures Excess
Return Index, respectively. Notwithstanding the foregoing, each Index will be deemed to be a Commodity Index for purposes of the section entitled “The Underlyings — Indices — Discontinuation of an Index; Alteration of Method of Calculation” in the accompanying product supplement.
Notwithstanding anything to the contrary in the accompanying product supplement, if a Determination Date (as defined in the accompanying product supplement) has been postponed to the applicable Final Disrupted Determination Date (as defined in the accompanying product supplement) and that day is a Disrupted Day (as defined in the accompanying product supplement), the calculation agent will determine the closing level of the affected Index for that Determination Date on that Final Disrupted Determination
Date in accordance with the formula for and method of calculating the closing level of the affected Index last in effect prior to the commencement of the market disruption event (or prior to the non-trading day), using the official settlement price (or, if trading in the relevant futures contract has been materially suspended or materially limited, the calculation agent’s good faith estimate of the applicable settlement price that would have prevailed but for that suspension or limitation) at the close of the principal trading session on that date of each futures contract most recently composing the affected Index, as well as any futures contract required to roll any expiring futures contract in accordance with the method of calculating the affected Index.
Any values of the Indices, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.

PS-3 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
How the Notes Work
Payments in Connection with the First, Second and Third Review Dates
Payments in Connection with Review Dates (Other than the First, Second, Third and Final Review Dates)
The closing level of each Index is greater than or
equal to its Interest Barrier.
The closing level of either Index is less than its
Interest Barrier.
First, Second and Third Review Dates
Compare the closing level of each Index to its Interest Barrier on each Review Date.
You will receive a Contingent Interest Pyament on the applicable Interest
Payment Date.
Proceed to the next Review Date.
No Contingent Interest Payment will be made with respect to
the applicable Review Date.
Proceed to the next Review Date.
You will receive (a) $1,000 plus (b) a
Contingent Interest Payment on the
applicable Interest Payment Date.
No further payments will be made on the
notes.
Compare the closing level of each Index to its Interest Barrier on each Review Date until the final Review Date or any early redemption.
Review Dates (Other than the First, Second, Third and Final Review Dates)
Early Redemption
The closing level of each Index is
greater than or equal to its
Interest Barrier.
The closing level of either Index is
less than its Interest Barrier.
You will receive a Contingent Interest
Payment on the applicable Interest
Payment Date.
Proceed to the next Review Date.
No Contingent Interest Payment will
be made with respect to the
applicable Review Date.
Proceed to the next Review Date.
No Early Redemption
You will receive $1,000 on the applicable
Interest Payment Date.
No further payments will be made on the
notes.

PS-4 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
Payment at Maturity If the Notes Have Not Been Redeemed Early
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on the Contingent Interest Rate of 13.25% per annum, depending on how many Contingent Interest Payments are made prior to early redemption or maturity.
Number of Contingent
Interest Payments
Total Contingent Interest
Payments
20
$662.500
19
$629.375
18
$596.250
17
$563.125
16
$530.000
15
$496.875
14
$463.750
13
$430.625
12
$397.500
11
$364.375
10
$331.250
9
$298.125
8
$265.000
7
$231.875
6
$198.750
5
$165.625
4
$132.500
3
$99.375
2
$66.250
1
$33.125
0
$0.000
Review Dates Preceding the
Final Review Date
You will receive (a) $1,000 plus (b) the
Contingent Interest Payment, if any,
applicable to the final Review Date.
The notes have not been
redeemed early prior to the
final Review Date.
Proceed to maturity
Final Review Date Payment at Maturity
The Final Value of each Index is greater than or
equal to its Trigger Value.
You will receive:
$1,000 + ($1,000 ×Lesser Performing
Index Return)
Under these circumstances, you will
lose a significant portion or all of your
principal amount at maturity.
The Final Value of either Index is less than its
Trigger Value.

PS-5 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to two hypothetical Indices, assuming a range of performances for the hypothetical Lesser Performing Index on the Review Dates. Solely for purposes of this section, the Lesser Performing Index with respect to each Review Date is the lesser performing of the Indices determined based on the closing level of each Index on that Review Date compared with its Initial Value.
The hypothetical payments set forth below assume the following:
• the notes have not been redeemed early;
• an Initial Value for each Index of 100.00;
• an Interest Barrier for each Index of 70.00 (equal to 70.00% of its hypothetical Initial Value);
• a Trigger Value for each Index of 60.00 (equal to 60.00% of its hypothetical Initial Value); and
• a Contingent Interest Rate of 13.25% per annum.
The hypothetical Initial Value of each Index of 100.00 has been chosen for illustrative purposes only and does not represent the actual
Initial Value of either Index. The actual Initial Value of each Index is the closing level of that Index on the Pricing Date and is specified under “Key Terms — Initial Value” in this pricing supplement. For historical data regarding the actual closing levels of each Index, please see the historical information set forth under “The Indices” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — Notes have NOT been redeemed early and the Final Value of the Lesser Performing Index is greater than or equal to its Trigger Value and its Interest Barrier.
Date
Closing Level of Lesser
Performing Index
Payment (per $1,000 principal amount note)
First Review Date
95.00
$33.125
Second Review Date
85.00
$33.125
Third through Nineteenth
Review Dates
Less than Interest Barrier
$0
Final Review Date
90.00
$1,033.125
Total Payment
$1,099.375 (9.9375% return)
Because the notes have not been redeemed early and the Final Value of the Lesser Performing Index is greater than or equal to its
Trigger Value and its Interest Barrier, the payment at maturity, for each $1,000 principal amount note, will be $1,033.125 (or $1,000 plus the Contingent Interest Payment applicable to the final Review Date). When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,099.375.

PS-6 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
Example 2 — Notes have NOT been redeemed early and the Final Value of the Lesser Performing Index is less than its Interest
Barrier but is greater than or equal to its Trigger Value.
Date
Closing Level of Lesser
Performing Index
Payment (per $1,000 principal amount note)
First Review Date
95.00
$33.125
Second Review Date
80.00
$33.125
Third through Nineteenth
Review Dates
Less than Interest Barrier
$0
Final Review Date
65.00
$1,000.00
Total Payment
$1,066.25 (6.625% return)
Because the notes have not been redeemed early and the Final Value of the Lesser Performing Index is less than its Interest Barrier but is greater than or equal to its Trigger Value, the payment at maturity, for each $1,000 principal amount note, will be $1,000.00.
When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each
$1,000 principal amount note, is $1,066.25.
Example 3 — Notes have NOT been redeemed early and the Final Value of the Lesser Performing Index is less than its Trigger
Value.
Date
Closing Level of Lesser
Performing Index
Payment (per $1,000 principal amount note)
First Review Date
40.00
$0
Second Review Date
45.00
$0
Third through Nineteenth
Review Dates
Less than Interest Barrier
$0
Final Review Date
40.00
$400.00
Total Payment
$400.00 (-60.00% return)
Because the notes have not been redeemed early, the Final Value of the Lesser Performing Index is less than its Trigger Value and the
Lesser Performing Index Return is -60.00%, the payment at maturity will be $400.00 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-60.00%)] = $400.00
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term.
These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been redeemed early and the Final Value of either Index is less than its Trigger Value, you will lose 1% of the principal amount of your notes for every 1% that the Final Value of the Lesser
Performing Index is less than its Initial Value. Accordingly, under these circumstances, you will lose more than 40.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
• THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
If the notes have not been redeemed early, we will make a Contingent Interest Payment with respect to a Review Date only if the closing level of each Index on that Review Date is greater than or equal to its Interest Barrier. If the closing level of either Index on a Review Date is less than its Interest Barrier, no Contingent Interest Payment will be made with respect to that Review Date.
Accordingly, if the closing level of either Index on each Review Date is less than its Interest Barrier, you will not receive any interest payments over the term of the notes.

PS-7 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST PAYMENTS
THAT MAY BE PAID OVER THE TERM OF THE NOTES,
regardless of any appreciation of either Index, which may be significant. You will not participate in any appreciation of either Index.
• YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE LEVEL OF EACH INDEX —
Payments on the notes are not linked to a basket composed of the Indices and are contingent upon the performance of each individual Index. Poor performance by either of the Indices over the term of the notes may negatively affect whether you will receive a Contingent Interest Payment on any Interest Payment Date and your payment at maturity and will not be offset or mitigated by positive performance by the other Index.
• YOUR PAYMENT AT MATURITY WILL BE DETERMINED BY THE LESSER PERFORMING INDEX.
• THE BENEFIT PROVIDED BY THE TRIGGER VALUE MAY TERMINATE ON THE FINAL REVIEW DATE —
If the Final Value of either Index is less than its Trigger Value and the notes have not been redeemed early, the benefit provided by the Trigger Value will terminate and you will be fully exposed to any depreciation of the Lesser Performing Index.
• THE OPTIONAL EARLY REDEMPTION FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If we elect to redeem your notes early, the term of the notes may be reduced to as short as approximately one year and you will not receive any Contingent Interest Payments after the applicable Interest Payment Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where we elect to redeem your notes before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
• YOU WILL NOT HAVE ANY RIGHTS WITH RESPECT TO THE UNDERLYING FUTURES CONTRACTS OR THE SECURITIES
INCLUDED IN THE INDEX UNDERLYING ANY UNDERLYING FUTURES CONTRACT.
• THE RISK OF THE CLOSING LEVEL OF AN INDEX FALLING BELOW ITS INTEREST BARRIER OR TRIGGER VALUE IS
GREATER IF THE LEVEL OF THAT INDEX IS VOLATILE.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

PS-8 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE
NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the levels of the Indices. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the

PS-9 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors —
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Indices
• AN INVESTMENT IN THE NOTES WILL BE SUBJECT TO RISKS ASSOCIATED WITH NON-U.S. SECURITIES WITH
RESPECT TO THE NASDAQ-100 FUTURES EXCESS RETURNTM INDEX —
Some of the equity securities included in the Nasdaq-100 Index®, the index underlying the Nasdaq-100 Futures Excess ReturnTM
Index’s Underlying Futures Contracts, have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities.
The prices of securities issued by non-U.S. companies may be affected by political, economic, financial and social factors in the home countries of those issuers, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.
• EACH INDEX IS SUBJECT TO SIGNIFICANT RISKS ASSOCIATED WITH THE APPLICABLE UNDERLYING FUTURES
CONTRACTS —
Each Index tracks the excess return of the applicable Underlying Futures Contracts (as defined under “The Indices” below). The price of an Underlying Futures Contract depends not only on the level of the underlying index referenced by the Underlying Futures
Contract, but also on a range of other factors, including but not limited to the performance and volatility of the U.S. stock market, corporate earnings reports, geopolitical events, governmental and regulatory policies and the policies of the exchange on which the applicable Underlying Futures Contracts trade. In addition, the futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. These factors and others can cause the prices of the applicable Underlying Futures Contracts to be volatile and could adversely affect the level of the Indices and any payments on, and the value of, your notes.
• SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE APPLICABLE UNDERLYING FUTURES CONTRACTS MAY
ADVERSELY AFFECT THE VALUE OF YOUR NOTES —
Futures markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, the participation of speculators, and government regulation and intervention. In addition, futures exchanges generally have regulations that limit the amount of the applicable Underlying Futures Contract price fluctuations that may occur in a single day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of those limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could delay the calculation of the level of each Index and could adversely affect the level of each Index and any payments on, and the value of, your notes.
• THE PERFORMANCE OF EACH INDEX WILL DIFFER FROM THE PERFORMANCE OF THE INDEX UNDERLYING ITS
UNDERLYING FUTURES CONTRACTS —
A variety of factors can lead to a disparity between the performance of a futures contract on an equity index and the performance of that equity index, including the expected dividend yields of the equity securities included in that equity index, an implicit financing cost associated with futures contracts and policies of the exchange on which the futures contracts are traded, such as margin requirements. Thus, a decline in expected dividend yields or an increase in margin requirements may adversely affect the performance of each Index. In addition, the implicit financing cost will negatively affect the performance of each Index, with a greater negative effect when market interest rates are higher. During periods of high market interest rates, each Index is likely to underperform the equity index underlying its Underlying Futures Contracts, perhaps significantly.
• NEGATIVE ROLL RETURNS ASSOCIATED WITH THE APPLICABLE UNDERLYING FUTURES CONTRACTS MAY
ADVERSELY AFFECT THE LEVEL OF THE INDEX AND THE VALUE OF THE NOTES —
Each Index tracks the excess return of the applicable Underlying Futures Contracts. Unlike common equity securities, futures contracts, by their terms, have stated expirations. As the exchange-traded Underlying Futures Contracts approach expiration, they are replaced by contracts of the same series that have a later expiration. For example, an Underlying Futures Contract notionally purchased and held in June may specify a September expiration date. As time passes, the contract expiring in September is replaced by a contract for delivery in December. This is accomplished by notionally selling the September contract and notionally purchasing the December contract. This process is referred to as “rolling.” Excluding other considerations, if prices are higher in the distant delivery months than in the nearer delivery months, the notional purchase of the December contract would take place at a price that is higher than the price of the September contract, thereby creating a negative “roll return.” Negative roll returns adversely affect the returns of the applicable Underlying Futures Contracts and, therefore, the level of each Index and any

PS-10 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
payments on, and the value of, the notes. Because of the potential effects of negative roll returns, it is possible for the level of each Index to decrease significantly over time, even when the levels of the underlying index referenced by the applicable
Underlying Futures Contracts are stable or increasing.
• HYPOTHETICAL BACK-TESTED DATA RELATING TO EACH INDEX DO NOT REPRESENT ACTUAL HISTORICAL DATA
AND ARE SUBJECT TO INHERENT LIMITATIONS —
The hypothetical back-tested performance of each Index set forth under “The Indices” in this pricing supplement is purely theoretical and does not represent the actual historical performance of that Index and has not been verified by an independent third party. Hypothetical back-tested performance measures have inherent limitations. Alternative modelling techniques might produce significantly different results and may prove to be more appropriate. Past performance, and especially hypothetical back-tested performance, is not indicative of future results. This type of information has inherent limitations and you should carefully consider these limitations before placing reliance on such information. Hypothetical back-tested performance is derived by means of the retroactive application of a back-tested model that has been designed with the benefit of hindsight.
• AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH SMALL CAPITALIZATION STOCKS WITH
RESPECT TO THE RUSSELL 2000® INDEX, THE INDEX UNDERLYING THE UNDERLYING FUTURES CONTRACTS OF THE
RUSSELL 2000® FUTURES EXCESS RETURN INDEX —
Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.
• OTHER KEY RISKS:
o EACH INDEX COMPRISES NOTIONAL ASSETS AND LIABILITIES. THERE IS NO ACTUAL PORTFOLIO OF ASSETS TO
WHICH ANY PERSON IS ENTITLED OR IN WHICH ANY PERSON HAS ANY OWNERSHIP INTEREST.
o THE NASDAQ-100 FUTURES EXCESS RETURNTM INDEX WAS ESTABLISHED ON APRIL 1, 2024 AND THE RUSSELL
2000® FUTURES EXCESS RETURN INDEX WAS ESTABLISHED ON MAY 20, 2024 AND THEREFORE EACH HAS
LIMITED OPERATING HISTORY AND MAY PERFORM IN UNANTICIPATED WAYS.

PS-11 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
The Indices
The Nasdaq-100 Futures Excess ReturnTM Index measures the performance of the nearest E-mini® Nasdaq-100® futures contracts
(Symbol: NQ) (with respect to the Nasdaq-100 Futures Excess ReturnTM Index, the “Underlying Futures Contracts”) trading on the
Exchange. The Underlying Futures Contracts are U.S. dollar-denominated futures contracts based on the Nasdaq-100 Index®. The
Nasdaq-100 Index® is a modified market capitalization-weighted index of 100 of the largest non-financial securities listed on The
Nasdaq Stock Market based on market capitalization. For additional information about the Nasdaq-100 Futures Excess ReturnTM Index and its Underlying Futures Contracts, see Annex A in this pricing supplement.
The Russell 2000® Futures Excess Return Index measures the performance of the nearest maturing quarterly E-mini® Russell 2000®
futures contracts (Symbol: RTY) (with respect to the Russell 2000® Futures Excess Return Index, the “Underlying Futures Contracts”)
trading on the Exchange. The Underlying Futures Contracts are U.S. dollar-denominated futures contracts based on the Russell 2000®
Index. The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000E™ Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000®
Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Futures Excess Return Index and its Underlying Futures Contracts, see Annex B in this pricing supplement.
Hypothetical Back-Tested Data and Historical Information
The following graphs set forth (i) the hypothetical back-tested performance of the Nasdaq-100 Futures Excess ReturnTM Index based on the hypothetical back-tested weekly closing levels of the Nasdaq-100 Futures Excess ReturnTM Index from January 8, 2021 through
March 28, 2024 and the historical performance of the Nasdaq-100 Futures Excess ReturnTM Index based on the weekly historical closing levels of the Nasdaq-100 Futures Excess ReturnTM Index from April 5, 2024 through March 13, 2026 and (ii) the hypothetical back-tested performance of the Russell 2000® Futures Excess Return Index based on the hypothetical back-tested weekly closing levels of the Russell 2000® Futures Excess Return Index from January 8, 2021 through May 17, 2024 and the historical performance of the Russell 2000® Futures Excess Return Index based on the weekly historical closing levels of the Russell 2000® Futures Excess
Return Index from May 24, 2024 through March 13, 2026. The Nasdaq-100 Futures Excess ReturnTM Index was established on April 1,
2024 and the Russell 2000® Futures Excess Return Index was established on May 20, 2024, each as represented by the vertical line in the applicable graph below. All data to the left of the applicable vertical line reflect hypothetical back-tested performance of the applicable Index. All data to the right of the applicable vertical line reflect actual historical performance of the applicable Index. The closing level of the Nasdaq-100 Futures Excess ReturnTM Index on March 20, 2026 was 635.8176. The closing level of the Russell
2000® Futures Excess Return Index on March 20, 2026 was 329.26. We obtained the closing levels above and below from the
Bloomberg Professional® service (“Bloomberg”), without independent verification.
The data for the hypothetical back-tested performance of each Index set forth below are purely theoretical and do not represent the actual historical performance of that Index. See “Selected Risk Considerations — Risks Relating to the Indices — Hypothetical Back-
Tested Data Relating to Each Index Do Not Represent Actual Historical Data and Are Subject to Inherent Limitations” above.
The hypothetical back-tested and historical closing levels of each Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of either Index on any Review Date. There can be no assurance that the performance of the Indices will result in the return of any of your principal amount or the payment of any interest.

PS-12 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
The hypothetical back-tested closing levels of each Index have inherent limitations and have not been verified by an independent third party. These hypothetical back-tested closing levels are determined by means of a retroactive application of a back-tested model designed with the benefit of hindsight. Hypothetical back-tested results are neither an indicator nor a guarantee of future returns. No representation is made that an investment in the notes will or is likely to achieve returns similar to those shown. Alternative modeling techniques or assumptions would produce different hypothetical back-tested closing levels of each Index that might prove to be more appropriate and that might differ significantly from the hypothetical back-tested closing levels of that Index set forth above.
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes
Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the
Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to)
withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this

PS-13 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the
IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See
“Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated
Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions,

PS-14 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices
of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May
Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Indices” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee.
This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State
of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24,
2023.
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

PS-15 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
• Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
• Underlying supplement no. 1-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

PS-16 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
Annex A
The Nasdaq-100 Futures Excess ReturnTM Index
All information contained in this pricing supplement regarding the Nasdaq-100 Futures Excess ReturnTM Index (the “NDX Futures
Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Nasdaq,
Inc. (“Nasdaq”). The NDX Futures Index is calculated, maintained and published by Nasdaq. Nasdaq has no obligation to continue to publish, and may discontinue the publication of, the NDX Futures Index.
The NDX Futures Index is reported by Bloomberg L.P. under the ticker symbol “NDXNQER.”
The Base Value of the NDX Futures Index was set equal to 100.00 on September 30, 1999, the “Index Base Date.” The NDX Futures
Index has been calculated on a live basis since April 1, 2024, the “Index Live Date.”
The NDX Futures Index measures the performance of the nearest maturing quarterly E-mini® Nasdaq-100® futures contracts (Symbol:
NQ) (with respect to the NDX Futures Index, the “Underlying Futures Contracts”) trading on the Chicago Mercantile Exchange (the
“Exchange”). The Underlying Futures Contracts are U.S. dollar-denominated futures contracts based on the Nasdaq-100 Index®. For additional information about the Nasdaq-100 Index®, see “Equity Index Descriptions — The Nasdaq-100 Index®” in the accompanying underlying supplement. The NDX Futures Index is calculated real-time from the price change of the Underlying Futures Contracts. The
NDX Futures Index is an “excess return” index that is based on price levels of the Underlying Futures Contracts as well as the discount or premium obtained by “rolling” hypothetical positions in the Underlying Futures Contracts as they approach delivery. The NDX
Futures Index does not reflect interest earned on hypothetical, fully collateralized contract positions.
Index Rolling
As each Underlying Futures Contract approaches maturity, it is replaced by the next maturing Underlying Futures Contract in a process referred to as “rolling.” The rolling of the NDX Futures Index occurs quarterly over a three-day rolling period (the “roll period”) every
March, June, September and December, effective after the close of trading on the fifth, fourth and third business days (each, a “roll day”) preceding the last trading date of the maturing Underlying Futures Contract. The number of units over the roll period will change equally each day as illustrated below, provided that there is no Index Market Disruption Event (as described under “— Index Market
Disruption Events” below) on a roll day (a “Roll Day Disruption”).
Roll Period Day
Proportion of Current Contract
Proportion of Next Contract
Day 1
2/3
1/3
Day 2
1/3
2/3
Day 3
0
1
On any scheduled roll day during the roll period, the occurrence of any Index Market Disruption Event below will result in a Roll Day
Disruption and an adjustment to the roll period such that no changes to the units of the current or next contract will occur until such time as the Roll Day Disruption is no longer occurring. After the Roll Day Disruption ends, on the next day during the Roll Period, the unit proportions between the current contract and the next contract will “catch up” to where they would have been in the absence of a disruption, as illustrated below.
Roll Period Day
Proportion of Current Contract
Proportion of Next Contract
Day 1*
1
0
Day 2**
1/3
2/3
Day 3
0
1
*Disruption occurs on Day 1 of the Roll Period; no changes are made to the proportion of the units of the current contract and the next contract.

PS-17 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
**Day 2’s proportions are identical to where they would have been in the absence of a disruption on Day 1 of the Roll Period.
Index Market Disruption Events
Each of the below described events is an “Index Market Disruption Event” for the purposes of this description.
• Trading Disruption: Any unscheduled closure of the Exchange; a material suspension, limitation or disruption of trading on the
Exchange; a failure of the Exchange to publish the relevant price, level, value or other information; a halt in trading, such as a circuit breaker or other exchange-imposed halt; or any other event that materially affects the ability of market participants to trade, effect transactions in, maintain or unwind positions in that futures contract.
• Exchange Disruption: Any exchange related event that disrupts or impairs the ability of market participants to effect transactions or obtain market values or price discovery of a component used directly or indirectly in the NDX Futures Index.
• Price Failure: Any event that impairs or prevents the ability of Nasdaq to obtain a relevant price, level, rate, value or any other information from an exchange or other source necessary, on a timely basis and in a manner acceptable to Nasdaq, in order to perform the calculation of the NDX Futures Index.
• Inaccurate Data: The price or value of a component that has been calculated by reference to data that, in the determination of the
Nasdaq, is inaccurate, incomplete and/or does not adequately reflect the true market price or value of such component.
• Force Majeure: Any event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of
God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, or restrictions due to emergency powers enforced by federal, state or local government agencies), that is beyond the reasonable control of Nasdaq and that Nasdaq determines, in its sole discretion, affects the NDX Futures Index, a component of the NDX Futures Index, any input data required to calculate the Index, or that prevents the ability of Nasdaq to calculate the NDX Futures Index.
• General Moratorium: Nasdaq observes on any day that there has been a declaration of a general moratorium in respect of banking activities in any relevant jurisdiction.
Index Calculations
The closing level of the NDX Futures Index on any trading day reflects the change in the daily contract price of the Underlying Futures
Contract since the immediately preceding Index Calculation Day (defined as each weekday that is not a scheduled holiday according to
Nasdaq’s publicly available index holiday schedule). Additionally, on each roll day during the quarterly roll period, the closing level of the NDX Futures Index reflects the proportional change from the daily contract price of the maturing Underlying Futures Contract on the immediately preceding trading day to the daily contract price of the next maturing Underlying Futures Contract on that roll day.
The daily contract price of an Underlying Futures Contract will be the settlement price reported by the Exchange. If an Index Market
Disruption Event occurs (as defined under “— Index Rolling — Index Market Disruption Events” above) or is occurring on an Index
Calculation Day that Nasdaq determines materially affects the NDX Futures Index, Nasdaq may:
• Delay the calculation of the Index and halt the dissemination of the value of the NDX Futures Index and /or other information relating to the NDX Futures Index until such time, which may be a subsequent Index Calculation Day, that Nasdaq determines that such Index Market Disruption Event is no longer occurring.
• Determine a good faith estimate of any affected or missing input data required to calculate the NDX Futures Index or the value of the NDX Futures Index for such Index Calculation Day or time for such Index Calculation Day.
Index Corrections and Recalculations
Nasdaq reserves the right to recalculate an index at its discretion in the event that settlement prices are amended or upon the occurrence of a missed index methodology event (deviation from what is stated in the methodology document).
License Agreement
The notes are not sponsored, endorsed, sold or promoted by Nasdaq or its affiliates (Nasdaq, with its affiliates, are referred to as the
“Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. The Corporations make no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the
NDX Futures Index to track general stock market performance. The Corporations’ only relationship to J.P. Morgan Financial and J.P.
Morgan Chase & Co. (the “Licensee”) is in the licensing of the Nasdaq®, the Nasdaq-100 Index® and certain trade names of the
Corporations and the use of the NDX Futures Index, which is determined, composed and calculated by Nasdaq without regard to the

PS-18 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
Licensee or the notes. Nasdaq has no obligation to take the needs of the Licensee or the owners of the notes into consideration in determining, composing or calculating the NDX Futures Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the notes.
THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NDX
FUTURES INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED,
AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY
FROM THE USE OF THE NDX FUTURES INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO
EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS
FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NDX FUTURES INDEX OR ANY DATA INCLUDED THEREIN.
WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY
LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF
THE POSSIBILITY OF SUCH DAMAGES.
Background on Futures Contracts
Overview of Futures Markets
Futures contracts are contracts that legally obligate the holder to buy or sell an asset at a predetermined delivery price during a specified future time period. Futures contracts are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of an underlying asset or financial instrument during a stated delivery month for a fixed price.
A futures contract provides for a specified settlement month in which the cash settlement is made or in which the underlying asset or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser
(whose position is therefore described as “long”).
No purchase price is paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but it may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.
By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts.
In the United States, futures contracts are traded on designated contract markets. At any time prior to the expiration of a futures contract, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position, subject to the availability of a liquid secondary market. This operates to terminate the position and fix the trader’s profit or loss.
Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant,” which is a member of the clearing house.
Unlike common equity securities, futures contracts, by their terms, have stated expirations. At a specific point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular asset or financial instrument with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in a futures contract expiring in November who wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell the November contract, which serves to close out the existing long position, and buy a futures contract expiring in December. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

PS-19 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
Futures exchanges and clearing houses in the United States are subject to regulation by the Commodity Futures Trading Commission
(the “CFTC”). Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by foreign regulatory authorities comparable to the CFTC. The structure and nature of trading on non-U.S. exchanges, however, may differ from the above description.
Underlying Futures Contracts
E-mini® Nasdaq-100® futures contracts are U.S. dollar-denominated futures contracts, based on the Nasdaq-100 Index®, traded on the
Exchange, representing a contract unit of $20.00 multiplied by the index level of the Nasdaq-100 Index®, measured in cents per index point. From April 10, 1996, the E-mini® Nasdaq-100® futures contracts have traded on the Exchange.
E-mini® Nasdaq-100® futures contracts listed for six consecutive quarters for each March, June, September and December and four additional December contract months are available for trading. Trading of the E-mini® Nasdaq-100® futures contracts will terminate at
9:30 A.M. Eastern time on the third Friday of the contract month.
The daily settlement prices of the E-mini® Nasdaq-100® futures contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiry month, together with trading activity on lead month-second month spread contracts) on the Exchange during a specified settlement period. The final settlement price of E-mini® Nasdaq-100® futures contracts is determined through the “end of month fair value procedure,” which fixes a price based on trading activity on the Exchange in the E-mini® Nasdaq-
100® futures contracts between 2:59:30 P.M. and 3:00:00 P.M. Central time on the last business day of each month.

PS-20 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
Annex B
The Russell 2000® Futures Excess Return Index
All information contained in this pricing supplement regarding the Russell 2000® Futures Excess Return Index (the “RTY Futures
Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, FTSE
International Limited (“FTSE”). The RTY Futures Index is calculated by MerQube, Inc. (the “Index Calculation Agent”), and maintained and published by FTSE. FTSE has no obligation to continue to publish, and may discontinue the publication of, the RTY Futures Index.
The RTY Futures Index is reported by Bloomberg L.P. under the ticker symbol “RTYFPE.”
The RTY Futures Index has been calculated on a live basis since May 20, 2024, the “Index Live Date.”
The RTY Futures Index measures the performance of the nearest maturing quarterly E-mini® Russell 2000® futures contracts (Symbol:
RTY) (with respect to the RTY Futures Index, the “Underlying Futures Contracts”) trading on the Chicago Mercantile Exchange (the
“Exchange”). The Underlying Futures Contracts are U.S. dollar-denominated futures contracts based on the Russell 2000® Index. For additional information about the Russell 2000® Index, see “Equity Index Descriptions — The Russell Indices” in the accompanying underlying supplement. The RTY Futures Index is calculated real-time from the price change of the Underlying Futures Contracts. The
RTY Futures Index is an “excess return” index that is based on price levels of the Underlying Futures Contracts as well as the discount or premium obtained by “rolling” hypothetical positions in the Underlying Futures Contracts as they approach delivery. The RTY
Futures Index does not reflect interest earned on hypothetical, fully collateralized contract positions.
Index Rolling
As each Underlying Futures Contract approaches maturity, it is replaced by the next maturing Underlying Futures Contract in a process referred to as “rolling.” The rolling of the RTY Futures Index occurs quarterly over a three-day rolling period (the “roll period”) every
March, June, September and December, effective after the close of trading on the fifth, fourth and third business days (each, a “roll day”) preceding the last trading date of the maturing Underlying Futures Contract. The number of units over the roll period will change equally each day as illustrated below, provided that no Index Market Disruption Events occurred on any business day during the roll period.
Roll Period Day
Proportion of Current Contract
Proportion of Next Contract
Day 1
2/3
1/3
Day 2
1/3
2/3
Day 3
0
1
If an Index Market Disruption Event occurs on any business day during the roll period that is not the last business day of the roll period, the portion of the roll will be postponed to the first roll business day immediately following that business day.
If an Index Market Disruption Event occurs on the last business day of the roll period, the roll on that business day will not be postponed.
Index Market Disruption Events
An Index Market Disruption Event can be defined as the occurrence of one or more of the following events if, in the discretion of the
Index Calculation Agent, that event is material:

PS-21 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
• The Index Calculation Agent observes on any business day that there has been a declaration of a general moratorium in respect of banking activities in any relevant jurisdiction.
• The occurrence of an event that makes it impossible or not reasonably practicable on any business day for the Index Calculation
Agent to obtain the value of any Underlying Futures Contract, or any other price or necessary information for purposes of calculating the value of the RTY Futures Index in a manner acceptable to the Index Calculation Agent.
• The administrator of the Underlying Futures Contract fails to announce or publish the level of that Underlying Futures Contract on a business day on which the level of that Underlying Futures Contract was scheduled to be announced or published.
• The occurrence or existence of a lack of, or material decline in, the liquidity in the market for trading of any Underlying Futures
Contract on any business day.
• A force majeure event or any event that disrupts or impairs (as determined by the Index Calculation Agent acting in a reasonable manner) the ability of market participants in general to establish, maintain or unwind transactions in, or obtain market values for, futures, forwards, options, swaps or other over-the-counter derivative transactions indirectly included in and/or that may be used for hedging any Underlying Futures Contract.
• A suspension, disruption, absence or material limitation imposed on trading by the Exchange or observed in any related over-the-
counter market(s) or otherwise and whether by reason of movements in price exceeding limits permitted by the Exchange or otherwise in the futures, forwards, options, swaps or other over-the-counter derivative transactions indirectly included in and/or that may be used for hedging the RTY Futures Index.
Index Calculations
The closing level of the RTY Futures Index on any trading day reflects the change in the daily contract price of the Underlying Futures
Contract since the immediately preceding business day. Additionally, on each roll day during the quarterly roll period, the closing level of the RTY Futures Index reflects the proportional change from the daily contract price of the maturing Underlying Futures Contract on the immediately preceding trading day to the daily contract price of the next maturing Underlying Futures Contract on that roll day.
The daily contract price of an Underlying Futures Contract will be the settlement price reported by the Exchange. If, on any business day, an Index Market Disruption Event occurs or is occurring that the Index Calculation Agent determines, in its sole discretion, materially affects the RTY Futures Index, the Index Calculation Agent may, but not limited to:
• Use the last available closing futures value to calculate and publish the closing level of the RTY Futures Index; and/or
• Defer or suspend the calculation and publication of the closing level of the RTY Futures Index and any other information relating to the RTY Futures Index until the next business day on which that Index Market Disruption Event has ceased.
Index Corrections and Recalculations
FTSE reserves the right to recalculate an index at its discretion in the event that settlement prices are amended or upon the occurrence of a missed index methodology event (deviation from what is stated in the methodology document).
License Agreement
Frank Russell Company (“Russell”) is the source and owner of the trademarks, service marks and copyrights related to the Russell
Indices. Russell® is a trademark of Frank Russell Company. Neither Russell nor its licensors accept any liability for any errors or omissions in the Russell Indices and/or Russell ratings or underlying data and no party may rely on any Russell Indices and/or Russell ratings and/or underlying data contained in this communication. No further distribution of Russell Data is permitted without Russell’s express written consent. Russell does not promote, sponsor or endorse the content of this communication.
The Russell 2000® Futures Excess Return Index (for the purposes of this disclaimer, the “Index”) is a trademark of Frank Russell
Company (“Russell”) and has been licensed for use by JPMorgan Chase & Co. and its affiliates (“J.P. Morgan”). These notes are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the
“Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which the notes are based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with the notes. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to J.P. Morgan or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein.

PS-22 | Structured Investments
Callable Contingent Interest Notes Linked to the Lesser Performing of the
Nasdaq-100 Futures Excess ReturnTM Index and the Russell 2000® Futures
Excess Return Index
Background on Futures Contracts
Overview of Futures Markets
Futures contracts are contracts that legally obligate the holder to buy or sell an asset at a predetermined delivery price during a specified future time period. Futures contracts are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of an underlying asset or financial instrument during a stated delivery month for a fixed price.
A futures contract provides for a specified settlement month in which the cash settlement is made or in which the underlying asset or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser
(whose position is therefore described as “long”).
No purchase price is paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but it may be lower than 5% of the notional value of the contract. This margin deposit provides collateral for the obligations of the parties to the futures contract.
By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts.
In the United States, futures contracts are traded on designated contract markets. At any time prior to the expiration of a futures contract, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position, subject to the availability of a liquid secondary market. This operates to terminate the position and fix the trader’s profit or loss.
Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant,” which is a member of the clearing house.
Unlike common equity securities, futures contracts, by their terms, have stated expirations. At a specific point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular asset or financial instrument with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in a futures contract expiring in November who wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell the November contract, which serves to close out the existing long position, and buy a futures contract expiring in December. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.
Futures exchanges and clearing houses in the United States are subject to regulation by the Commodity Futures Trading Commission
(the “CFTC”). Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by foreign regulatory authorities comparable to the CFTC. The structure and nature of trading on non-U.S. exchanges, however, may differ from the above description.
Underlying Futures Contracts
E-mini® Russell 2000® futures contracts are U.S. dollar-denominated futures contracts (each, an “E-mini® Russell 2000® futures contract”), based on the Russell 2000® Index, traded on the Chicago Mercantile Exchange (the “Exchange”), representing a contract unit of $50.00 multiplied by the index level of Russell 2000® Index, measured in cents per index point. From February 4, 1993 to
September 18, 2008, and since July 10, 2017, E-mini® Russell 2000® futures contracts have traded on the Exchange. From August 8,
2007 to June 15, 2018, E-mini® Russell 2000® futures contracts traded on the ICE Futures U.S. exchange.
E-mini® Russell 2000® futures contracts listed for the nearest five quarters, for each March, June, September and December are available for trading. Trading of the E-mini® Russell 2000® futures contracts will terminate at 9:30 A.M. Eastern time on the third Friday of the contract month.
The daily settlement prices of the E-mini® Russell 2000® futures contracts are based on trading activity in the relevant contract (and in the case of a lead month also being the expiry month, together with trading activity on lead month-second month spread contracts) on the Exchange during a specified settlement period. The final settlement price of E-mini® Russell 2000® futures contracts is determined through the “end-of-month fair value procedure,” which fixes a price based on trading activity on the Exchange in the E-mini® Russell
2000® futures contracts between 2:59:30 P.M. and 3:00:00 P.M. Central time.